SG AND ASSOCIATES
Chartered Accountants







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our Independent Auditors' Report dated May 10, 2003 on the financial statements of Gemstar Resources Ltd. as at January 31, 2003 in the Company's Registration Statement on Form 20-F when such financial statements are read in conjunction with the financial statements referred to in our Report.



Richmond, Canada                        "SG and Associates"
                                        ----------------------------------------
                                        SG and Associates, Chartered Accountants
September 16, 2003









Richmond Office:  Suite 270 - 8211 Ackroyd Road, Richmond, B.C. V6X 3K8
                  Tel: 604-278-1069 o Fax: 604-278-3273
Vancouver Office: Suite 408 - 88 East Pender Street, Vancouver, B.C. V6A 1T1
                  Tel: 604-552-3771 o Fax: 604-669-0885